UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2019
Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100
Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
*	*	*

* On December 3, 2019, Basic Energy Service, Inc.’s common stock began trading on the OTCQX® Best Market tier of the OTC Markets Group Inc. It is expected that the New York Stock Exchange will file a Form 25 with the Securities and Exchange Commission to remove the common stock of Basic Energy Services, Inc. from listing and registration on the New York Stock Exchange. Deregistration under Section 12(b) of the Act will become effective 90 days after the filing date of the Form 25.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 9, 2019, Basic Energy Services, Inc., a Delaware corporation (“Basic” or the “Company”), received consent pursuant to Section 7.05(e) under the ABL Credit Agreement, dated as of October 2, 2018 (the “Credit Agreement”) among the Company, as borrower, the financial institutions from time to time party thereto as lenders and Bank of America, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”), to sell assets in amounts exceeding $25 million and up to $70 million, effective for the fiscal year ending December 31, 2020 and solely in connection with upcoming sales of its pressure pumping assets, as described below. Under Section 7.05(e) of the Credit Agreement, the Administrative Agent may increase the Credit Agreement’s dollar limitation for asset sales. The Credit Agreement has not been modified otherwise.

Item 7.01 Regulation FD Disclosure.

On December 12, 2019, the Company issued a press release announcing the Company’s decision to divest of its pressure pumping assets. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of Basic’s under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01 Other Events.

On December 10, 2019, the Board of Directors of the Company approved a plan by the Company to divest of its pressure pumping assets, not inclusive of coiled tubing, in one or more transactions. As a result of the divestitures, the Company expects to record a non-cash impairment charge of approximately $50 million in the fourth quarter of 2019 to write down the value of the pumping assets. The divestiture is designed to strengthen the Company’s remaining production businesses of well servicing and water logistics. The Company plans to complete all work currently in process, after which the Company will terminate its pumping and pumping-related services. Real estate and equipment is expected to be sold in multiple transactions in the fourth quarter of 2019 and the first quarter of 2020. The Company’s coiled tubing business is not expected to be impacted by the divestiture of the Company’s pressure pumping assets.

Cautionary Note Regarding Forward-Looking Statements

Many of the statements included or incorporated in this Current Report on Form 8-K and the furnished exhibit constitute “forward-looking statements.” In particular, they include statements relating to future actions, strategies, future operating and financial performance, and Basic’s future financial results. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Basic may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in Basic’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release, dated December 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: December 12, 2019	By:	/s/ David S. Schorlemer
	Name:	David S. Schorlemer
	Title:	Senior Vice President, Chief Financial Officer,
Treasurer and Secretary (Principal Financial
Officer and Principal Accounting Officer)